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                                                                    EXHIBIT 99.1

                      Avigen, Inc. Files Shelf Registration

ALAMEDA, Calif., Oct. 10 /PRNewswire/ -- Avigen, Inc. (Nasdaq: AVGN - news), a gene therapy company, announced today that it has filed a Form S-3 shelf registration statement with the Securities and Exchange Commission for the sale of up to $120 million of various types of equity securities.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This news release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.